Exhibit 99.1

       ARCADE MARKETING, INC.                                      PRESS RELEASE
                                                                   July 21, 2004


                     FROM:      Arcade Marketing Inc.
                                1700 Broadway
                                New York, NY 10019
                                www.arcadeinc.com

                     CONTACT:   Louis Zafonte
                                212 541 2658
                                lzafonte@arcadeinc.com
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                   ARCADE TO BECOME UNIT OF SPECIALTY PRINTING
                   -------------------------------------------
                        AND MARKETING SERVICES ENTERPRISE
                        ---------------------------------


  ARCADE MARKETING WILL CONTINUE TO FOCUS ON PRODUCT INNOVATION AND VALUE-ADDED
                          SOLUTIONS FOR ITS CUSTOMERS


NEW YORK, NY, JULY 21, 2004 - ARCADE Marketing, Inc. announced today that it will become a unit of a newly created dynamic specialty printing and marketing services enterprise co-owned by Kohlberg Kravis Roberts & Co. (KKR) and DLJ Merchant Banking Partners, an affiliate of Credit Suisse First Boston's Alternative Capital Division (DLJMBP).

The new group will consist of three leading printing and marketing services entities poised to grow organically and through acquisitions: ARCADE, the global leader in multi-sensory marketing and interactive sampling systems produced primarily for the fragrance, cosmetics, and consumer packaged goods industries; Jostens, Inc., the market leader in yearbooks, class rings, and graduation products; Von Hoffmann Corporation, leading printer of educational textbooks and supplemental materials and its subsidiary Lehigh Press, which specializes in book components and direct marketing print services through Lehigh Direct. Each of these companies is currently owned by DLJMBP and will become part of one group enterprise through a recapitalization of Jostens and the acquisitions of ARCADE and Von Hoffmann.

This new group enterprise, which will be renamed at the time of the mergers, will be led by industry veteran Marc L. Reisch, who has been highly successful in growing specialty printing and marketing services businesses. He is currently a senior advisor of KKR and the Chairman of Yellow Pages Group, Canada's largest telephone directories publisher. He formerly served as the Chairman and CEO of the North American division of Quebecor World Inc., one of the largest commercial printers in the world.

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"The combination of ARCADE Marketing with Jostens and Von Hoffmann into this new strategic growth enterprise is a strong fit between market leading companies," said William J. Fox, Chairman and CEO of ARCADE Marketing. "All three companies share a rich history of providing superior value and innovative business solutions to our respective markets and customers. Our dedication to innovation and our customer-centric philosophy will remain unchanged. ARCADE will continue to operate separately as a business unit within the new group. Our entire management team at ARCADE is looking forward to working with Marc and could not be more enthused about the opportunities which the creation of this enterprise will afford our customers. This combination will provide a greater breadth of resources to support ARCADE's ongoing strategy of aggressive research and development of new products, and creation of value-added solutions for our customers."

Mr. Reisch, who will be Chairman and CEO of the group's holding company, said, "After looking at numerous opportunities, KKR and I decided to approach DLJMBP with this creative structure for combining three strong assets into one growth enterprise. We believe there is tremendous opportunity to build a specialty printing and marketing services company that takes advantage of significant cost benefits from combined scale, but that is focused on both organic and acquisition growth. Jostens, ARCADE and Von Hoffmann will each have its own management team and business plan to address a distinct customer base. I am delighted that my long-term relationship with KKR has led to this opportunity, and I am pleased to have the chance to work with DLJMBP as well as the management and employees of Jostens, ARCADE and Von Hoffmann."

The merger is expected to close in the fall and is subject to customary closing conditions.

ARCADE Marketing is the global leader in multi-sensory marketing and interactive sampling systems produced primarily for the fragrance, cosmetics, and consumer packaged goods industries. With more than a one hundred year history of innovation and excellence in service to its customers, ARCADE Marketing is widely recognized as the pioneering developer of interactive, olfactory and product sampling, and now offers twenty-seven different sampling technologies. These unique trial vehicles were developed by ARCADE's in-house research laboratories, whose efforts have resulted in the issuance of over 60 domestic and international patents. Best known for its ScentStrip(R) sampler, ARCADE also offers LiquaTouch(R), DiscCover(R), BeautiSeal(R), BeautiTouch(R), ShadeSeal(R), PowdaTouch(R), and many other proprietary sampling devices, all designed to increase sales and generate greater brand recall. ISO 9001:2000 certified, FDA registered, and cGMP compliant, ARCADE is headquartered in New York City and has primary manufacturing facilities in Chattanooga, Tennessee and Baltimore, Maryland. Additional manufacturing and sales offices are located in France, the United Kingdom, Australia, Japan and Brazil. For further information contact: lzafonte@arcadeinc.com.


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